UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2008

KIEWIT ROYALTY TRUST

(Exact name of registrant as specified in its charter)

Nebraska	000-10810	47-6131402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Trust Division U.S. Bank National Association 1700 Farnam Street Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

(402) 348-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(b) On December 18, 2008, U.S. Bank National Association, as trustee (the “Trustee”) of the Kiewit Royalty Trust (the “Trust”) in accordance with the Kiewit Royalty Trust Indenture dated May 17, 1982, as amended, engaged Deloitte & Touche LLP (“D&T”) as the Trust’s independent accountant. The Trust is administered by officers and employees of the Trustee and has no board of directors or audit committee.

The Trust executed an engagement letter with D&T to audit its financial statements for the year ending December 31, 2008. During the two fiscal years ended December 31, 2006 and 2007 and the subsequent interim period through December 18, 2008, neither the Trust nor anyone on its behalf has consulted with D&T regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Trust’s financial statements, nor did D&T provide to the Trust a written report or oral advice that D&T concluded was an important factor considered by the Trust in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Trust voluntarily has provided D&T with a copy of the disclosure it is making in this Item 4.01(b) and has provided D&T the opportunity to furnish the Trust with a letter addressed to the SEC containing any new information, clarifications, or the respects in which it disagrees with any statements made herein.

Signature Page Following

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIEWIT ROYALTY TRUST

	By:	U.S. Bank National Association in its capacity as Trustee and not in its individual capacity or otherwise

Date: December 22, 2008	By:	/s/ Luke H. Paladino
Luke H. Paladino, Trust Officer